Exhibit 99.1

First Community Branches Acquired by Carolina Financial Corporation

Financial Statements

As of December 12, 2014

CAROLINA FINANCIAL CORPORATION AND SUBSIDIARIES

FINANCIAL STATEMENTS

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm	F-2

Statement of Assets Acquired and Liabilities Assumed	F-3

Notes to Financial Statements	F-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Carolina Financial Corporation

Charleston, South Carolina

We have audited the accompanying statement of assets acquired and liabilities assumed by Carolina Financial Corporation (the “Company”) pursuant to the purchase and assumption agreement dated August 6, 2014. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed as of December 12, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ Elliott Davis Decosimo, LLC

Greenville, South Carolina

February 17, 2015

F-2

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

BY CAROLINA FINANCIAL CORPORATION

At December 12, 2014
(Audited)
(In thousands)
ASSETS ACQUIRED
Cash and due from banks	$1,851
Interest-bearing cash	129,284
Cash and cash equivalents	131,135
Loans receivable, at fair value	69,966
Premises and equipment	10,710
Accrued interest receivable	158
Core deposit intangible	3,175
Other assets	53
Total assets acquired	$215,197

LIABILITIES ASSUMED

Noninterest-bearing deposits	$43,910
Interest-bearing deposits	171,211
Total deposits	215,121
Accrued interest payable	42
Other liabilities	34
Total liabilities assumed	$215,197

See accompanying notes to financial statements.

F-3

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Consolidation

Carolina Financial Corporation (“Carolina Financial” or the “Company”), incorporated under the laws of the State of Delaware, is a bank holding company with two wholly-owned subsidiaries, CresCom Bank (the “Bank”) and Carolina Services Corporation of Charleston (“Carolina Services”). Crescent Mortgage Company operates as a wholly-owned subsidiary of CresCom Bank.

The accompanying financial statements include the accounts of thirteen First Community Branches (“Acquired Branches”) that were acquired and assumed on December 12, 2014 by CresCom Bank, a wholly owned subsidiary of Carolina Financial . The accounting and reporting policies of the Acquired Branches conform to accounting principles generally accepted in the United States of America (“GAAP”).  Following is a description of the more significant of these policies.

Prior to December 12, 2014, the Acquired Branches operated as part of First Community Bank, a Virginia-chartered banking institution. Accordingly, these financial statements are presented based on information as previously maintained and provided by First Community Bank. The financial statements presented are not a complete set of financial statements, but rather they present assets acquired and liabilities assumed and related footnotes. Further, in accordance with a request for relief granted by the staff of the Securities and Exchange Commission (the “SEC”), the information provided is in lieu of certain historical financial information and pro forma financial information of the Acquired Branches required by Rule 8-04 and 8-05 of Regulation S-X because separate, audited financial statements of the acquired branches were never prepared and the acquired branches were not operated as a distinct, stand-alone entity. Accordingly, no pro forma or historical financial information has been presented. The financial statements presented are not indicative of the financial condition of the Acquired Branches going forward.

Management’s Estimates

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates.

Subsequent Events

Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued. Recognized subsequent events are events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements. Non-recognized subsequent events are events that provide evidence about conditions that did not exist at the date of the statement of financial condition but arose after that date. Management has reviewed events occurring through the date the financial statements were issued and no subsequent events occurred requiring accrual or disclosure.

Cash and Cash Equivalents

Cash and cash equivalents consists of cash and due from banks and interest-bearing cash with banks. Substantially all of the interest-bearing cash at December 12, 2014 consists of Federal Reserve Bank Cash. Cash and cash equivalents have maturities of three months or less. Accordingly, the carrying amount of such instruments is considered a reasonable estimate of fair value.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future are reported at their outstanding principal balances net of any unearned income, charge-offs, deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. The net amount of nonrefundable loan origination fees, commitment fees and certain direct costs associated with the lending process are deferred and amortized to interest income over the contractual lives of the loans using methods that approximate a level yield or noninterest income when the loan is sold. Discounts and premiums on purchased loans are amortized to interest income over the estimated life of the loans using methods that approximate a level yield, or noninterest income when the loan is sold. Commercial loans and substantially all installment loans accrue interest on the unpaid balance of the loans.

F-4

Loans Receivable, continued

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, or as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral-dependent. When the fair value of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a specific reserve allocation that is a component of the allowance for loan losses. A loan is charged-off against the allowance for loan losses when all meaningful collection efforts have been exhausted and the loan is viewed as uncollectible in the immediate or foreseeable future.

Business Combinations and Method of Accounting for Loans Acquired

The Company accounts for its acquisitions under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, which requires the use of the acquisition method of accounting. All identifiable assets acquired, including loans, are recorded at fair value. No allowance for loan losses related to the acquired loans is recorded on the acquisition date because the fair value of the loans acquired incorporates assumptions regarding credit risk. As provided for under GAAP, management has up to twelve months following the date of the acquisition to finalize the fair values of acquired assets and assumed liabilities. Once management has finalized the fair values of acquired assets and assumed liabilities within this twelve month period, management considers such values to be the day 1 fair values (“Day 1 Fair Values”).

There are two methods to account for acquired loans as part of a business combination. Acquired loans that contain evidence of credit deterioration on the date of purchase are carried at the net present value of expected future proceeds in accordance with ASC 310-30. All other acquired loans are recorded at their initial fair value, adjusted for subsequent advances, pay downs, amortization or accretion of any premium or discount on purchase, charge-offs and any other adjustment to carrying value in accordance with ASC 310-20. All loans acquired as part of the branch acquisition were accounted for under ASC 310-20 as the Company expects to receive all of the contractually specified principal and interest payments.

In determining the Day 1 Fair Values of acquired loans without evidence of credit deterioration at the date of acquisition, management includes (i) no carry over of any previously recorded allowance for loan losses and (ii) an adjustment of the unpaid principal balance to reflect an appropriate market rate of interest, given the risk profile and grade assigned to each loan. This adjustment will be accreted into earnings as a yield adjustment, using the effective yield method, over the remaining life of each loan.

To the extent that current information indicates it is probable that the Company will collect all amounts according to the contractual terms thereof, such loan is not considered impaired and is not considered in the determination of the required allowance for loan losses. To the extent that current information indicates it is probable that the Company will not be able to collect all amounts according to the contractual terms thereon, such loan is considered impaired and is considered in the determination of the required level of allowance for loan and lease losses.

Nonperforming Assets

Nonperforming assets include loans on which interest is not being accrued, accruing loans that are 90 days or more delinquent and foreclosed property. Loans are generally placed on nonaccrual status when concern exists that principal or interest is not fully collectible, or when any portion of principal or interest becomes 90 days past due, whichever occurs first. Loans past due 90 days or more may remain on accrual status if management determines that concern over the collectability of principal and interest is not significant. When loans are placed on nonaccrual status, interest receivable is reversed against interest income in the current period. Interest payments received thereafter are applied as a reduction to the remaining principal balance as long as concern exists as to the ultimate collection of the principal. Loans are removed from nonaccrual status when they become current as to both principal and interest and when concern no longer exists as to the collectability of principal or interest.

F-5

Premises and Equipment

As part of the Day 1 Fair Values, premises and equipment is initially recorded at fair value, which establishes a new cost basis, on the date of the purchase. Subsequently, land is carried at cost while buildings and furniture, fixtures and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the asset’s estimated useful life. Estimated lives range up to forty years for buildings and improvements and up to ten years for furniture, fixtures and equipment. Maintenance and repairs are charged to expense as incurred. Improvements that extend the lives of the respective assets are capitalized. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts and the resulting gain or loss is reflected in income.

Core Deposit Intangible

In connection with business combinations, the Company records core deposit intangibles, representing the value of the acquired core deposit base. Core deposit intangibles are amortized over their estimated useful lives ranging up to 10 years.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued guidance to change the recognition of revenue from contracts with customers. The core principle of the new guidance is that an entity should recognize revenue to reflect the transfer of goods and services to customers in an amount equal to the consideration the entity receives or expects to receive. The guidance will be effective for the Company for reporting periods beginning after December 15, 2016. The Company will apply the guidance using a full retrospective approach. The Company does not expect these amendments to have a material effect on its financial statements.

In June 2014, the FASB issued guidance which makes limited amendments to the guidance on accounting for certain repurchase agreements. The new guidance (1) requires entities to account for repurchase-to-maturity transactions as secured borrowings (rather than as sales with forward repurchase agreements), (2) eliminates accounting guidance on linked repurchase financing transactions, and (3) expands disclosure requirements related to certain transfers of financial assets that are accounted for as sales and certain transfers (specifically, repos, securities lending transactions, and repurchase-to-maturity transactions) accounted for as secured borrowings. The amendments will be effective for the Company for the first interim or annual period beginning after December 15, 2014. The Company will apply the guidance by making a cumulative-effect adjustment to retained earnings as of the beginning of the period of adoption. The Company does not expect these amendments to have a material effect on its financial statements.

In August 2014, the FASB issued guidance that is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements, management will need to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the organization’s ability to continue as a going concern within one year after the date that the financial statements are issued. The amendments will be effective for the Company for annual periods ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company does not expect these amendments to have a material effect on its financial statements.

In January 2015, the FASB issued guidance that eliminated the concept of extraordinary items from U.S. GAAP. Existing U.S. GAAP required that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments will eliminate the requirements for reporting entities to consider whether an underlying event or transaction is extraordinary, however, the presentation and disclosure guidance for items that are unusual in nature or occur infrequently will be retained and will be expanded to include items that are both unusual in nature and infrequently occurring. The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. The amendments may be applied either prospectively or retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The Company does not expect these amendments to have a material effect on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

F-6

Risks and Uncertainties

In the normal course of its business, the Company encounters two significant types of risks: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk, and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or re-price at different speeds, or on a different basis, than its interest-earning assets. Credit risk is the risk of default on the loan portfolio or certain securities that results from borrowers’ inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying loans receivable and the valuation of real estate held by the Company. The Company is subject to the regulations of various governmental agencies. These regulations can and do change significantly from period to period. Periodic examinations by the regulatory agencies may subject the Company to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions from the regulators’ judgments based on information available to them at the time of their examination.

F-7

NOTE 2 – BUSINESS COMBINATION

On December 12, 2014, the Acquired Branches were acquired by CresCom Bank.  In accordance with the Purchase and Assumption Agreement, dated as of August 6, 2014, by and between First Community Bank and CresCom Bank (the “P&A Agreement”), CresCom Bank acquired approximately $215.2 million of deposits, approximately $70.9 million of performing loans and the bank facilities and certain other assets of the Acquired Branches.  In consideration of the purchased assets and transferred liabilities, CresCom Bank paid (a) the recorded investment of the loans acquired, (b) the net book value, or approximately $6.6 million, for the bank facilities and certain assets located at the Acquired Branches, (c) a deposit premium of 3.25% on substantially all of the deposits assumed, which equated to approximately $6.5 million.  The acquisition settled by First Community Bank paying cash of $131.1 million to CresCom Bank for the difference between these amounts and the total deposits assumed.

The purchase was accounted for under the acquisition method in accordance with ASC 805, “Business Combinations,” and accordingly the assets and liabilities were recorded at their fair values on the date of acquisition. Determining the fair value of assets and liabilities, especially the loan portfolio, is a complicated process involving significant judgment regarding methods and assumptions used to calculate estimated fair values. Fair values are preliminary and subject to refinement for up to one year after the closing date of the merger as information relative to closing date fair values become available. The following table summarizes the estimated fair values of assets acquired and liabilities assumed at the date of acquisition.

December 12, 2014	Acquired Book Value	Fair Value Adjustments		Amount Recorded
Assets	(In thousands)	(In thousands)		(In thousands)
Cash and cash equivalents	$131,135	$—		$131,135
Loans receivable	70,906	(940	)(1)	69,966
Premises and equipment	6,608	4,102	(2)	10,710
Accrued interest receivable	158	—		158
Core deposit intangible	—	3,175	(3)	3,175
Other assets	53	—		53
Total assets acquired	$208,860	$6,337		$215,197

Liabilities
Deposits	$215,121	$—		$215,121
Accrued interest payable	42	—		42
Other liabilities	34	—		34
Total liabilities assumed	$215,197	$—		$215,197

Explanation of Fair Value Adjustments

(1)	The fair value adjustment on loans relates to the interest rate and credit adjustments applied to the loan portfolio. The interest rate adjustment is calculated by analyzing the gain or loss based on movements in interest rates since origination of loans within the portfolio. The credit adjustment utilizes assumption regarding the underlying probability of default and loss given default of the loan portfolio by risk characteristics such as risk grade and segment type. The combination of these adjustments will be accreted into earnings as a yield adjustment, using the effective yield method, over the remaining life of each loan. The Company hired an independent consulting firm to assist in the determination of the fair value of the loan portfolio.
(2)	The fair value adjustment represents the difference between the fair value of the acquired branches and the book value of the assets acquired. The Company utilized third party appraisals to assist in the determination of the fair value.
(3)	The fair value adjustment represents the value of the core deposit base assumed in the acquisition based on a study performed by an independent consulting firm. This amount was recorded by the Company as an identifiable intangible asset and will be amortized as an expense on a straight-line basis over the average life of the core deposit base, which is estimated to be 10 years.

F-8

NOTE 3 – CORE DEPOSIT INTANGIBLES

In connection with business combinations, the Company records core deposit intangibles, representing the value of the acquired core deposit base. Core deposit intangibles are amortized straight line over ten years. Amortization expense for core deposit is expected to be as follows.

At December 12, 2014
(In thousands)
Year 1	$318
Year 2	318
Year 3	318
Year 4	318
Year 5	318
Thereafter	1,585

Total	$3,175

NOTE 4 – LOANS RECEIVABLE

Loans receivable at December 12, 2014 are summarized by category as follows:

	At December 12, 2014
		% of Total
	Amount	Loans
	(Dollars in thousands)
Loans secured by real estate:
One-to-four family	$20,675	29.55%
Home equity	3,833	5.48%
Commercial real estate	18,179	25.98%
Construction and development	20,926	29.91%
Consumer loans	3,220	4.60%
Commercial business loans	3,133	4.48%
Total loans receivable, at fair value	$69,966	100.00%

As stated in Note 1 under “Business Combination and Method of Accounting for Loans Acquired”, all identifiable assets acquired, including loans, are recorded at fair value. No allowance for loan losses related to the acquired loans is recorded on the acquisition date because the fair value of the loans acquired incorporates assumptions regarding credit risk.

F-9

A loan is considered past due if the required principal and interest payment has not been received as of the due date. The following schedule is an aging of past due loans receivable by portfolio segment as of December 12, 2014.

	At December 12, 2014
	Real estate loans
	One-to-		Commercial	Construction
	four	Home	real	and		Commercial
	family	equity	estate	development	Consumer	business	Total
	(In thousands)
30-59 days past due	$—	—	78	—	12	—	90
60-89 days past due	—	—	—	—	—	—	—
90 days or more past due	—	34	—	—	6	—	40
Total past due	—	34	78	—	18	—	130
Current	20,675	3,799	18,101	20,926	3,202	3,133	69,836
Total loans receivable	$20,675	3,833	18,179	20,926	3,220	3,133	69,966

Recorded investment greater than 90 days and still accruing	$—	—	—	—	—	—	—

Loans are generally placed in nonaccrual status when the collection of principal and interest is 90 days or more past due, unless the obligation is both well-secured and in the process of collection. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest payments received while the loan is on nonaccrual are applied to the principal balance. No interest income was recognized on impaired loans subsequent to the nonaccrual status designation. A loan is returned to accrual status when the borrower makes consistent payments according to contractual terms and future payments are reasonably assured. There were no loans past due 90 days or more and still accruing at December 12, 2014.

As of December 12, 2014, there were $34,000 and $6,000 of nonaccrual loans within the home equity and consumer portfolio segments, respectively.

The Company uses several metrics as credit quality indicators of current or potential risks as part of the ongoing monitoring of credit quality of its loan portfolio. The credit quality indicators are periodically reviewed and updated on a case-by-case basis. The Company uses the following definitions for the internal risk rating grades, listed from the least risk to the highest risk.

Pass: These loans range from minimal credit risk to average, however, still acceptable credit risk.

Special mention: A special mention loan has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or the institution’s credit position at some future date.

Substandard: A substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness, or weaknesses, that may jeopardize the liquidation of the debt. A substandard loan is characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful: A doubtful loan has all of the weaknesses inherent in one classified as substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of the currently existing facts, conditions and values, highly questionable and improbable.

The Company uses the following definitions in the tables below:

Nonperforming: Loans on nonaccrual status plus loans greater than 90 days past due still accruing interest.

Performing: All current loans plus loans less than 90 days past due.

F-10

The following is a schedule of the credit quality of loans receivable, by portfolio segment, as of December 12, 2014.

	At December 12, 2014
	Real estate loans
	One-to-		Commercial	Construction
	four	Home	real	and		Commercial
	family	equity	estate	development	Consumer	business	Total
	(In thousands)
Internal Risk Rating Grades:
Pass	$20,600	3,799	17,837	20,896	3,214	3,131	69,477
Special Mention	75	—	342	30	—	2	449
Substandard	—	34	—	—	6	—	40
Total loans receivable	$20,675	3,833	18,179	20,926	3,220	3,133	69,966

Performing	$20,675	3,799	18,179	20,926	3,214	3,133	69,926
Nonperforming:
90 days or more and still accruing	—	—	—	—	—	—	—
Nonaccrual	—	34	—	—	6	—	40
Total nonperforming	—	34	—	—	6	—	40
Total loans receivable	$20,675	3,833	18,179	20,926	3,220	3,133	69,966

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized.

There were no loans designated as troubled debt restructurings as of December 12, 2014.

NOTE 5 - PREMISES AND EQUIPMENT, NET

Premises and equipment, net at December 12, 2014 consists of the following:

At December 12, 2014
(In thousands)

Land	$2,185
Buildings	7,215
Furniture, fixtures and equipment	1,310
Total premises and equipment	10,710
Less: accumulated depreciation	—
Premises and equipment, net	$10,710

F-11

NOTE 6 - DEPOSITS

Deposits outstanding by type of account at December 12, 2014 are summarized as follows:

At December 12, 2014
(In thousands)
Noninterest-bearing demand accounts	$43,910
Interest-bearing demand accounts	43,743
Savings accounts	13,715
Money market accounts	51,415
Certificates of deposit:
Less than $100,000	33,394
$100,000 or more	28,944
Total certificates of deposit	62,338
Total deposits	$215,121

The amounts and scheduled maturities of certificates of deposit at December 12, 2014 are as follows:

At December 12, 2014
(In thousands)
Maturing within one year	$41,368
Maturing between 1- 2 years	10,382
Maturing between 2-3 years	4,964
Maturing between 3-4 years	3,141
Maturing between 4-5 years	2,483
$62,338

The Company has pledged $12.5 million of securities as of December 12, 2014 to secure public agency funds associated with the deposits of the acquired branches.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

As part of the acquired branches, the Company assumed and entered into various noncancelable operating leases.

Minimum rental commitments (in thousands) under the leases are as follows:

Year 1	$260
Year 2	178
Year 3	173
Year 4	169
Year 5	149
After Year 5	162
Total	$1,091

At December 12, 2014, the Company had outstanding commitments to extend credit totaling $16.7 million. There were no standby letters of credits purchased as part of the branch acquisition.

F-12

NOTE 8 – ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

Current accounting literature requires disclosures about the fair value of all financial instruments whether or not recognized in the balance sheet, for which it is practicable to estimate the value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized through immediate settlement of the instrument. Certain items are specifically excluded from disclosure requirements, including the Company’s stock, premises and equipment, accrued interest receivable and payable and other assets and liabilities.

The fair value of a financial instrument is an amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced sale. Fair values are estimated at a specific point in time based on relevant market information and information about the financial instruments. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors.

The Company has used management’s best estimate of fair value based on the above assumptions. Thus the fair values presented may not be the amounts that could be realized in an immediate sale or settlement of the instrument. In addition, any income taxes or other expenses that would be incurred in an actual sale or settlement are not taken into consideration in the fair values presented.

The Company determines the fair value of its financial instruments based on the fair value hierarchy established under ASC 820-10, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the financial instrument’s fair value measurement in its entirety. There are three levels of inputs that may be used to measure fair value. The three levels of inputs of the valuation hierarchy are defined below:

Level 1	Quoted prices (unadjusted) in active markets for identical assets and liabilities for the instrument or security to be valued. Level 1 assets include marketable equity securities as well as U.S. Treasury securities that are highly liquid and are actively traded in over-the-counter markets.
Level 2	Observable inputs other than Level 1 quoted prices, such as quoted prices for similar assets and liabilities in active markets, quoted prices in markets that are not active, or model-based valuation techniques for which all significant assumptions are derived principally from or corroborated by observable market data. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments and derivative contracts whose value is determined by using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data. U.S. Government sponsored agency securities, mortgage-backed securities issued by U.S. Government sponsored enterprises and agencies, obligations of states and municipalities, collateralized mortgage obligations issued by U.S. Government sponsored enterprises, and mortgage loans held-for-sale are generally included in this category. Certain private equity investments that invest in publicly traded companies are also considered Level 2 assets.
Level 3	Unobservable inputs that are supported by little, if any, market activity for the asset or liability. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow models and similar techniques, and may also include the use of market prices of assets or liabilities that are not directly comparable to the subject asset or liability. These methods of valuation may result in a significant portion of the fair value being derived from unobservable assumptions that reflect The Company’s own estimates for assumptions that market participants would use in pricing the asset or liability. This category primarily includes collateral-dependent impaired loans, other real estate, certain equity investments, and certain private equity investments.

F-13

Cash and cash equivalents - The carrying amounts of these financial instruments approximate fair value. All mature within 90 days and present no anticipated credit concerns.

Loans receivable - For variable rate loans that reprice frequently and have no significant change in credit risk, estimated fair values are based on carrying values and are classified as Level 2. Estimated fair values for certain mortgage loans, credit card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics and are classified as Level 2. Estimated fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality and are classified as Level 2. Estimated fair values on impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable. Impaired loans not requiring a specific charge against the allowance represent loans for which the fair value of the expected repayments or collateral meet or exceed the recorded investment in the loan. Loans which are deemed to be impaired are primarily valued on a nonrecurring basis at the fair value of the underlying real estate collateral. Such fair values are obtained using independent appraisals, which the Company considers to be Level 3 inputs.

Accrued interest receivable - The fair value approximates the carrying value.

Deposits - The estimated fair value of demand deposits, savings accounts, and money market accounts is the amount payable on demand at the reporting date. The estimated fair value of fixed maturity certificates of deposits is estimated by discounting the future cash flows using rates currently offered for deposits of similar remaining maturities

Financial Instruments with Off-Balance Sheet Risk - With regard to financial instruments with off-balance sheet risk, it is not practicable to estimate the fair value of future financing commitments.

Accrued interest payable - The fair value approximates the carrying value.

The carrying amount and estimated fair value of the Company’s financial instruments at December 12, 2014 as follows:

	At December 12, 2014
	Carrying	Fair Value
	Amount	Total	Level 1	Level 2	Level 3
Financial assets:	(In thousands)
Cash and cash equivalents	$131,135	131,135	131,135	—	—
Loans receivable, net	69,966	69,966	—	69,966	—
Accrued interest receivable	158	158	—	158	—

Financial liabilities:
Deposits	215,121	215,121	—	215,121	—
Accrued interest payable	42	42	—	42	—

F-14

NOTE 9 – OFF-BALANCE SHEET RISK

In the normal course of business, the Company is party to financial instruments with off-balance sheet risk necessary to meet the financing needs of customers. These financial instruments include commitments to extend credit, undisbursed lines of credit and letters of credit. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Consolidated Balance Sheets. The contract amounts of these instruments express the extent of involvement the Company has in these financial instruments.

Commitments to extend credit and undisbursed lines of credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Commercial letters of credit are issued specifically to facilitate commerce and typically result in the commitment being drawn on when the underlying transaction is consummated between the customer and a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit is based on management’s credit evaluation of the borrower. Collateral obtained varies but may include real estate, stocks, bonds, and certificates of deposit. In management’s opinion, these commitments represent no more than normal lending risk to the Company and will be funded from normal sources of liquidity.

At December 12, 2014, the Company had outstanding commitments to extend credit totaling $16.7 million. There were no standby letters of credits purchased as part of the branch acquisition.

F-15